Stifel 2023 Transportation & Logistics Conference February 7, 2023

Statements in this presentation not based on historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. Forward-looking statements include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "outlook," "continue," "likely," "will," "would", and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements. ecurities and Exchange Commission ("SEC"), including in our Annual Report on Form 10-K for the year ended December 31, 2021 and in any subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward looking statements: the impact of the ongoing military action between Russia and Ukraine, including sanctions and countermeasures, on domestic and global economic and geopolitical conditions in general, including supply chain challenges and disruptions, and on our ability to consummate the sale of our railcar leasing business in Russia the duration and effects of the global COVID-19 pandemic and measures taken in response, including adverse impacts on our operations, commercial activity, supply chain, the demand for our transportation assets, the value of our assets, our liquidity, and macroeconomic conditions exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our transportation assets inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand a significant decline in customer demand for our transportation assets or services, including as a result of: weak macroeconomic conditions or increased interest rates weak market conditions in our customers' businesses adverse changes in the price of, or demand for, commodities changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading" or labor strikes or shortages changes in, or disruptions to, supply chains availability of pipelines, trucks, and other alternative modes of transportation changes in conditions affecting the aviation industry, including reduced demand for air travel, geographic exposure and customer concentrations other operational or commercial needs or decisions of our customers customers' desire to buy, rather than lease, our transportation assets higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure financial and operational risks associated with long-term purchase commitments for transportation assets reduced opportunities to generate asset remarketing income inability to successfully consummate and manage ongoing acquisition and divestiture activities reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses fluctuations in foreign exchange rates prolonged inflation and deflation failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees asset impairment charges we may be required to recognize deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs competitive factors in our primary markets, including competitors with significantly lower costs of capital risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business changes in, or failure to comply with laws, rules, and regulations U.S. and global political conditions inability to obtain cost-effective insurance environmental liabilities and remediation costs potential obsolescence of our assets inadequate allowances to cover credit losses in our portfolio operational, functional and regulatory risks associated with climate change, severe weather events and natural disasters, and other environmental, social and governance matters inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans inability to maintain effective internal control over financial reporting and disclosure controls and procedures 2 Forward-Looking Statements

History and Business Overview The following presentation contains unaudited financial information

Established as railcar lessor with 28 railcars -Year History 4 1898 1907 1919 1920 1936 1984 1994 1998 2003 2012 2020 2022 Began manufacturing railcars Initiated quarterly dividend Began listing on the NYSE Began rail investment in Canada Exited railcar manufacturing Began rail investment in Europe & Mexico Formed Rolls-Royce & Partners Finance Affiliates (RRPF) Acquired 100% ownership in European rail joint venture & formed GATX Rail Europe (GRE) Began rail investments in India Acquired Trifleet, one of the largest tank container lessors globally $10B in assets & ~144K wholly owned railcars worldwide* Bob Lyons became 8th CEO in GATX history As of 12/31/2022

GATX Business Segments

Rail North America



- One of the largest railcar lessors with a diversified fleet of over 109,600 railcars
- The only diversified lessor with wholly owned, full-scale, network-wide repair and maintenance capability for tank and freight cars
- Strong customer credit quality, diversification in car types and commodities carried
- Approximately $2.4 billion of contractual lease receipts

Rail International



- GATX Rail Europe (GRE) is a leading European tank car and freight car lessor with over 28,000 railcars
- Strong customer credit quality, diversification in car types, geography, and commodities carried
- GATX Rail India (GRI) is the largest private railcar lessor in India with over 5,800 railcars

Portfolio Management



- Primarily composed of our 50% ownership in Rolls-Royce and Partners Finance Affiliates (RRPF) and GATX Engine Leasing (GEL), our wholly owned aircraft spare engine leasing business
- RRPF, a leading worldwide lessor of aircraft spare engines, has 398 engines with $4.2 billion of net book value
- GATX Engine Leasing (GEL) has 19 aircraft spare engines with $475 million of net book value

Trifleet



- One of the largest tank container lessors in the world with an owned and managed fleet of approximately 22,000 tank containers
  - Trifleet has a global network of offices and depots providing tank container leasing and services worldwide
- Trifleet's tank containers transport a variety of liquids and gases and are leased to a diverse base of customers in the chemical, industrial gas, energy, food grade, and pharmaceutical industries


~$10 Billion
Net Book Value
of Assets
64%
18%
11%
7%
Rail North America
Rail International
Portfolio Management
Other (Includes Trifleet)

As of 12/31/2022
5

*2017-2022 reflects continuing operations. The information for 2016 and prior has not been recast for discontinued operations presentation. See appendix for Reconciliation of Non-GAAP Measures. GATX Financial Highlights $3.50 $4.48 $5.37 $5.77 $4.41 $4.67 $4.89 $4.59 $5.06 $6.07 2013 2014 2015 2016 2017* 2018* 2019* 2020* 2021* 2022* 13% 15% 18% 18% 12% 11% 11% 9% 9% 11% 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 $860 $1,031 $715 $621 $589 $928 $723 $1,064 $1,132 $1,256 2013 2014 2015 2016 2017* 2018* 2019* 2020* 2021* 2022* Income Per Diluted Share, excluding tax adjustments and other items (non-GAAP) Return on Equity, excluding tax adjustments and other items (non-GAAP) Investment Volume 6

7 Our ESG priorities center on four foundational pillars: Environmental, Social and Governance OUR ETHICS & INTEGRITY OUR PEOPLE OUR ENVIRONMENT OUR COMMUNITIES Committing to operate our business consistent with the highest standards of honest and ethical behavior Championing a company-wide ethics and compliance program intended to provide our employees with resources and regular training to assist them in doing their jobs in an ethical manner while empowering them to raise questions and concerns without fear of retaliation Protecting the safety of our employees is our highest priority Fostering a diverse and inclusive workplace through our policies and programs Investing in our employees through training, professional development, benefit programs, and education Striving for the highest levels of asset quality and safety Implementing sustainable policies and practices designed to reduce energy use, decrease waste, increase recycling, and lower water consumption in our operations Evaluating, quantifying, and reporting on business, operational and strategic risks associated with climate change Investing in safety training and civic engagement initiatives to support the communities where we live and work Encouraging employee involvement in their local communities through fundraising campaigns and volunteer projects

GATX Investment Highlights 8 Operational Excellence Strong track record of executing our strategy effectively and delivering best-in-class services to customers Critical Service Offerings valued by customers across our business segments worldwide Market Leadership in Essential Businesses across majority of the markets we operate globally Disciplined Management Team Long-term focused and experienced in managing across business cycles High Level of Quality Cash Flow via contractual lease receipts from a diverse base of customers Consistent Return of Capital to Our Owners 2023 marks our 105th consecutive year of paying a dividend Superior Asset Allocation Highly diversified portfolio of transportation assets worldwide; North American railcar fleet with ~160 car types serving nearly 600 commodities spread across 850+ customers Effective Capital Allocation Well-positioned with a strong balance sheet to capitalize on economically attractive investment opportunities

9 Proven Business Model BUY the railcar at an economically attractive and competitively advantaged price at the right time LEASE the railcar to a quality customer at an attractive rate for a term that reflects the business cycle SERVICE the railcar in a manner that maximizes safety, in-use time, and customer satisfaction MAXIMIZE the value of the railcar by selling or scrapping at the optimal time

Business Model: MAXIMIZE

GATX optimizes its fleet partly through selling railcars in the secondary market or scrapping them at the end of their useful lives. Our fleet of cost-advantaged, well-maintained modern railcars, leased to quality customers, allows us the opportunity to realize significant remarketing income when we decide to sell cars in the secondary market.

REMARKETING INCOME *(Income from sale of owned assets)*

- GATX opportunistically sells cars in the secondary market to optimize a diversified, high-performing railcar fleet
- Over the last 10 years, GATX Rail North America generated an average of approximately $62 million of remarketing income per year

Rail North America	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Approximate # of railcars sold	3,700	2,700	3,900	2,700	1,600	3,200	3,700	1,600	3,900	6,800
Remarketing income ($ millions)	$54.5	$62.6	$67.4	$46.3	$44.6	$66.1	$58.9	$39.2	$81.6	$104.6

SCRAPPING GAINS

- GATX typically realizes gains when railcars are scrapped at the end of their useful lives
- Over the last 10 years, GATX Rail North America and Rail International generated an average of approximately $10 million of scrapping gains per year

Rail North America and Rail International	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Approximate # of railcars scrapped	3,400	3,200	2,600	3,900	4,800	3,400	3,300	3,800	4,300	2,600
Scrapping gains/(loss) ($ millions)	$20.7	$16.1	$9.5	$3.2	$8.5	$14.5	$(2.3)*	$0.1	$16.6	$16.9

*Includes a $3.8 million scrap loss on customer damaged cars that was largely offset by an early termination fee

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GATX Rail North America Overview 2 0 2 2 OVERVIEW Wholly Owned Fleet Count Car Type Count Average Fleet Age Locomotive Count Number of Customers Countries of Operation 109,600+ 160+ 18 years 540+ 850+ U.S., Canada & Mexico 31% 21% 19% 15% 5% 9% Chemicals Refiners & Other Petroleum Railroads & Other Transports Food & Agriculture Mining, Minerals & Aggregates Other Based on 2022 Rail North America Revenue Industries Served 88% 90% 92% 94% 96% 98% 100% 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 90% 98% Fleet Utilization* *Excludes boxcar fleet 11 99% 96%

Industry Ownership: North America Source: UMLER as of January 2023 Approximately 1.63 million railcars RAILROADS Ownership of railcars continues to decline Virtually no tank car ownership due to complexities and regulations Focuses capital investment on infrastructure 16% (2023) 57% (2023) 17% (2023) 10% (2023) LESSORS Shift from railroad- and shipper-owned railcars to lessors Lessors dominate the tank car segment due to complex services and compliance requirements SHIPPERS Shipper ownership share has declined slightly Alternative focus of capital on core business versus railcar investments Railcar maintenance and management not a core competency TTX Railroad-owned equipment pool focused on box, flat, intermodal, and gondola cars Overall market share has remained steady since 2008 at ~10% of the North American fleet 12 25% (2012) 47% (2012) 19% (2012) 9% (2012)

Covered Hopper Tank Open Top Flat Boxcar Intermodal Based on approximately 439K tank cars Based on approximately 1.2M freight cars 47% 22% 17% 14% Lessor Railroad Shipper/Other TTX 34% 27% 19% 8% 7% 5% 82% <1% 18% Lessor Shipper/Other <1% Railroad Railcars by Type (Approximately 1.63M railcars) Tank Car Ownership Share Freight Car Ownership Share Industry Fleet & Ownership Mix: North America Source: UMLER as of January 2023 13

Based on approximately 360K lessor-owned tank cars Based on approximately 560K lessor-owned freight cars Lessor Ownership Share (Based on approximately 920K lessor-owned railcars) Tank Car Lessor Ownership Share Freight Car Lessor Ownership Share Lessor Market Share: North America Source: UMLER as of January 2023 12% 15% 14% 13% 13% 33% 12% GATX GATX Trinity Wells Fargo Rail Union Tank Car CIT Other 17% 32% 19% 10% 22% 17% GATX GATX Union Tank Car Trinity CIT Other GATX Wells Fargo Rail CIT Trinity Other 9% 21% 15% 12% 43% 9% GATX 14

Industry Shipment Composition (Based on 2022 U.S and Canadian carloads of approximately 15.9M) 0 2 4 6 8 10 12 14 2008 2010 2012 2014 2016 2018 2020 2022 Carloads (excl. Coal) Coal-only Carloads 26% 14% 14% 6% 6% 5% 3% 3% 23% Coal & Coke Farm Products Chemicals Petroleum Products Auto Forest & Paper Products Metals Food / Kindred All Other Carloads Originated (United States and Canada) Industry Shipments & Carloadings: North America Source: Association of American Railroads 15

0 500 1,000 1,500 2,000 2,500 Core Carloads Coal & Coke Sand, Stone, Minerals, & Related Products Grain Petroleum Products Quarterly Commodity Carload Traffic Industry Commodity Carloadings: North America Source: Association of American Railroads 16

Source: Railway Supply Institute as of January 2023 17 Industry Backlog: North America Number of Tank Number of Freight - 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 Industry Backlogs Cyclicality of the industry is illustrated by the backlog of orders at the railcar manufacturers.

2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Approximate # of railcars scheduled for renewal* 17,500 15,000 17,000 21,000 20,000 21,000 20,000 17,000 12,500 15,100 13,900 17,800 17,800 20,000 18,500 18,700 Renewal Success Rate* 60% 54% 62% 77% 82% 81% 86% 81% 67% 75% 83% 82% 71% 83% 86% N/A Utilization* 98% 96% 97% 98% 98% 99% 99% 99% 99% 98% 99% 99% 98% 99% 99% N/A Actively Managing Through Cycles 67 63 41 35 45 60 62 66 54 32 33 38 39 31 32 33 14% 5% -11% -16% 7% 26% 35% 39% 32% -20% -28% -10% -4% -24% -9% , 23% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50% 0 10 20 30 40 50 60 70 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Renewal Lease Term* (left axis) Lease Price Index* (right axis) STRONG MARKET *Excludes boxcar fleet LPI = Lease Price Index: The average renewal lease rate change is reported as the percentage change between the average renewal (excluding boxcars). Renewal Success Rate: The percentage of expiring leases that were renewed with the existing lessee. As of 12/31/2022 18 GATX proactively manages changing market conditions by utilizing our strong customer relationships and the diversity of our fleet to adjust rate and term. WEAK MARKET STRONG MARKET WEAK MARKET STRONG MARKET

97% 95% 97% 99% 99% 90% 92% 94% 96% 98% 100% 2006 2008 2010 2012 2014 2016 2018 2020 2022 41% 14% 11% 34% GATX Rail International Overview 2 0 2 2 OVERVIEW Fleet Count Car Type Count Average Fleet Age (GRE) Number of Customers Primary Countries of Operation 28,000+ in Europe (GRE) 5,800+ in India 50+ 17 years 260+ Germany, Poland, Austria, India, Switzerland, Hungary, France, Czech Republic, The Netherlands Based on 2022 Rail International Fleet Count Industries Served GRE Fleet Utilization 19 Mineral Oil Liquefied Petroleum Gas Chemicals Freight & Intermodal

GATX Rail Europe (GRE):
Major Rail Markets

72% of GRE's revenue is generated in Germany, Poland, and Austria—strong rail freight transport economies.



3%
4%
4%
11%
32%
6%
12%
28%
Countries Served
Germany
Poland
Austria
Switzerland
Hungary
France
Czech Republic
Other

Based on 2022 GRE Revenues



19%
14%
50%
17%
Fleet Structure
Mineral Oil
LPG
Chemicals
Freight and Intermodal

Approximately 28K railcars as of 12/31/2022

CAR TYPE	COMMODITIES CARRIED
Mineral Oil	Light mineral oil (gasoline, jet fuel, diesel oils, light heating oils), Dark mineral oil (heavy heating oils, lubricating oils, coal tar, bitumen, asphalt), Crude oil, Bio diesel, Styrene, Acetone, Methanol, Ethanol
Liquefied Petroleum Gas (LPG)	Propane, Butane, Propylene, Butadiene, Light carbohydrate fractions, Cooling gas mixtures, Chloromethanes
Chemicals	Liquid fertilizers, Acids (Hydrochloric, Sulphur, Phosphoric, etc.), Bases (Carbohydrates, Solutions, Soda lye, Sodium Hypochlorite, etc.), Aromatics (Benzene, Toluene, Xylenes, Phenol, etc.), Liquid sulphur, Hydrogen peroxide, Resins and glues, Solvents
Freight and Intermodal	Containers/Trailers, Steel coils, Timber, Lime, Cement, Coal, Coke, Gravel, Sand, Silica sand

20

$0 $5 $10 $15 $20 $25 $30 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 $220 NBV (left axis) Lease Income (right axis) 21As of 12/31/2022 GATX obtained the first-ever wagon leasing license in 2012 and is the largest private railcar lessor in India. GATX Rail India Overview Key Attributes Local Technical and Operational Capabilities management expertise to generate competitive advantages and premium customer services Wholly Owned Fleet of over 5,800 railcars Serving customers in the automotive, container, steel, cement, and bulk commodities transport sector Strong Utilization and Long Lease Term High fleet utilization (99%-100%) with average remaining lease term of 5 years High Growth Opportunity Actively seeks attractive investment opportunities to grow and diversify the fleet

37% 18% 17% 8% 6% 3% 11% RRPF Affiliates Overview 2 0 2 2 OVERVIEW Spare Engine Count Average Fleet Age Estimated Useful Life Typical Lease Term Fleet Utilization 398 12 years 20-25 years 3-12 years 94.2% Based on NBV of approximately $4.2B; RRPF Engine Types 22 Trent XWB (A350) Trent 1000 (B787) Trent 700 / 7000 (A330) Trent 900 (A380) V2500 (A320) Trent 800 (B777) Other The RRPF affiliates portfolio has contractual future lease receipts of $2.2B

52% 43% 2% 3% $1,107M NBV Rolls-Royce & Partners Finance Affiliates (RRPF) RRPF GEL Marine Equipment Other $0 $20 $40 $60 $80 $100 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 RRPF Pre-Tax Income, Adjusted* ASSET MIX 23 Portfolio Management Overview GATX Engine Leasing (GEL) In January 2021, GATX commenced a direct investment program to opportunistically invest in aircraft spare engines As of 12/31/22, GEL, our wholly owned entity, has a total of 19 aircraft space engines with a net book value of $475M The engine lease administration for all GEL engines are managed by RRPF RRPF, our joint venture with Rolls-Royce plc, leases aircraft spare engines to a group of commercial aircraft operators worldwide and to Rolls-Royce for use in their engine maintenance program RRPF generates additional revenue from third- party asset management, a relatively small but important part of the business *Non-GAAP excludes tax adjustments and other items As of 12/31/2022

Trifleet Overview

2022 OVERVIEW	Fleet Count	Average Fleet Age	Estimated Useful Life	Typical Lease Term	Number of Customers	Primary Countries of Operation
	~22,000 owned and managed tank containers	7 years	15-25 years	1-5 years	~300	Singapore, China, The Netherlands, Germany, United Kingdom



1%
6%
10%
12%
Tank Types
71%
Standard
Semi-Standard
Specialty
Gas
Cryogenic

Key Attributes

- Experienced, highly regarded management team
- Strong safety track record
- Excellent brand and customer service
- Attractive fleet and global network
- Opportunities for organic growth (e.g. growth in demand for main commodities carried, geographic expansion)
- Opportunities for acquired growth



As of 12/31/2022

24

Financial Highlights

Operating Cash Flow Portfolio Proceeds $1,011 $766 $530 $359 $221 $573 2023 2024 2025 2026 2027 Thereafter GATX Contractual Future Lease Receipts** Operating Cash Flow & Portfolio Proceeds 26 Financial Highlights: High-Quality and Consistent Cash Flows *2017-2022 reflects continuing operations. Information for 2016 and prior has not been recast for discontinued operations presentation. As of 12/31/2022 Our strong operating cash flow provides tremendous capital allocation flexibility. GATX has over $3.4 billion in contractual future lease receipts.

Capital Allocation Framework 27 PRIORITY 1 Invest in core, service-intensive assets to maximize shareholder value $8.9 billion** of investments over the past decade *2017-2022 reflects continuing operations. The information for 2016 and prior has not been recast for discontinued operations presentation **Investment volume and non-cash items Investment Volume $860 $1,031 $715 $621 $589 $928 $723 $1,064 $1,132 $1,256 2013 2014 2015 2016 2017* 2018* 2019* 2020* 2021* 2022*

Capital Allocation Framework 28 PRIORITY 2 Optimize the balance sheet Maintain a solid investment grade rating of at least BBB/Baa2 Maintain capacity for opportunistic investments *Total Recourse Debt = On-Balance Sheet Recourse Debt + Off-Balance Sheet Recourse Debt + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash and Short-Term Investments Leverage & Reduction of Secured Assets 0% 10% 20% 30% 40% 50% 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 Recourse Debt*/Equity % of Assets that are Secured 3.1x

Capital Allocation Framework 29 PRIORITY 3 In lockstep with Priorities 1 and 2, return excess cash to shareholders Over the past decade, more than $1.5 billion returned to shareholders $0 $500 $1,000 $1,500 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Cumulative Dividends Cumulative Share Repurchase Cash Returned to Shareholders

6.1% 3.7% 3.8 8.6 0 1 2 3 4 5 6 7 8 9 10 0% 1% 2% 3% 4% 5% 6% 7% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Effective Cost of Debt (left axis) Average Life in Years (right axis) Cost of Debt & Borrowing Term 30 Financial Highlights: Focus on Funding Optimization As of 12/31/2022 Over the past decade, GATX has lowered borrowing costs while lengthening the average borrowing term.

Reconciliation of Non-GAAP Measures

GATX

Reconciliation of Non-GAAP Measures

Net Income *(in millions)*	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Net income (GAAP)	$ 169.3	$ 205.0	$ 205.3	$ 257.1	$ 502.0	$ 211.3	$ 211.2	$ 151.3	$ 143.1	$ 155.9
Less: Net income from discontinued operations (GAAP)	n/a	n/a	n/a	n/a	34.2	20.8	30.4	1.1	-	-
Net income from continuing operations (GAAP)	$ 169.3	$ 205.0	$ 205.3	$ 257.1	$ 467.8	$ 190.5	$ 180.8	$ 150.2	$ 143.1	$ 155.9
Adjustments attributable to pre-tax income from continuing operations:										
Rail Russia impairment at Rail International									-	14.6
Specialized Gas Vessels impairment at Portfolio Management									-	34.3
Environmental remediation costs									-	5.9
Net insurance proceeds	-	-	-	-	-	-	-	-	(5.3)	-
Debt extinguishment costs	-	-	-	-	-	-	-	-	4.5	-
Cost attributable to the closure of a maintenance facility at Rail International	-	-	-	-	-	9.5	-	-	-	-
Net loss (gain) on wholly owned Portfolio Management marine investments	-	-	9.2	2.5	(1.8)	-	-	-	-	-
Railcar impairment at Rail North America	-	-	-	29.8	-	-	-	-	-	-
Residual sharing settlement at Portfolio Management	-	-	-	(49.1)	-	-	-	-	-	-
Early retirement program	-	-	9.0	-	-	-	-	-	-	-
Total adjustments attributable to pre-tax income from continuing operations	$ -	$ -	$ 18.2	$ (16.8)	$ (1.8)	$ 9.5	$ -	$ -	$ (0.8)	$ 54.8
Income taxes thereon, based on applicable effective tax rate	$ -	$ -	$ (6.9)	$ 7.2	$ 0.7	$ (3.1)	$ -	$ -	$ 0.2	$ (1.5)
Other income tax adjustments attributable to income from continuing operations:										
Income tax rate changes	-	-	14.1	-	-	-	(2.8)	-	-	(3.0)
Impact of the Tax Cuts and Jobs Act of 2017	-	-	-	-	(293.2)	(16.7)	-	-	-	-
Foreign tax credit utilization	(3.9)	-	-	(7.1)	-	(1.4)	-	-	-	-
GATX income taxes on sale of AAE	23.2	-	-	-	-	-	-	-	-	-
Total other income tax adjustments attributable to income from continuing operations	$ 19.3	$ -	$ 14.1	$ (7.1)	$ (293.2)	$ (18.1)	$ (2.8)	$ -	$ -	$ (3.0)
Adjustments attributable to affiliates' earnings from continuing operations, net of taxes:										
Aircraft spare engine impairment at RRPF	-	-	-	-	-	-	-	-	-	11.5
Income tax rate changes	(7.6)	-	(7.7)	(3.9)	-	-	-	12.3	39.7	-
Net loss (gain) on Portfolio Management marine affiliate	-	-	11.9	(0.6)	-	-	-	-	-	-
Pre-tax gain on sale of AAE	(9.3)	-	-	-	-	-	-	-	-	-
Interest rate swaps at AAE	(6.9)	-	-	-	-	-	-	-	-	-
Total adjustments attributable to affiliates' earnings from continuing operations, net of taxes	$ (23.8)	$ -	$ 4.2	$ (4.5)	$ -	$ -	$ -	$ 12.3	$ 39.7	$ 11.5
Net Income from continuing operations, excluding tax adjustments and other items (non-GAAP)	**$ 164.8**	**$ 205.0**	**$ 234.9**	**$ 235.9**	**$ 173.5**	**$ 178.8**	**$ 178.0**	**$ 162.5**	**$ 182.2**	**$ 217.7**
Adjustments attributable to discontinued operations, net of taxes:										
Net casualty gain at ASC	n/a	n/a	n/a	n/a	-	-	(8.1)	-	-	-
Impact of the Tax Cuts and Jobs Act of 2017	n/a	n/a	n/a	n/a	(22.7)	0.2	-	-	-	-
Total adjustments attributable to discontinued operations, net of taxes	n/a	n/a	n/a	n/a	$ (22.7)	$ 0.2	$ (8.1)	$ -	$ -	$ -
Net income from discontinued operations, excluding tax adjustments and other items (non-GAAP)	n/a	n/a	n/a	n/a	$ 11.5	$ 21.0	$ 22.3	$ 1.1	$ -	$ -
Net income from consolidated operations, excluding tax adjustments and other items (non-GAAP)	**$ 164.8**	**$ 205.0**	**$ 234.9**	**$ 235.9**	**$ 185.0**	**$ 199.8**	**$ 200.3**	**$ 163.6**	**$ 182.2**	**$ 217.7**

32

Note: The information for 2012-2016 in the tables above has not been recast for discontinued operations presentation.

33 Reconciliation of Non-GAAP Measures Note: The information for 2012-2016 in the tables above has not been recast for discontinued operations presentation. Earnings per Share 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Diluted earnings per share from continuing operations (GAAP) 3.59$ 4.48$ 4.69$ 6.29$ 11.88$ 4.98$ 4.97$ 4.24$ 3.98$ 4.35$ Di luted earnings per share from discontinued operations (GAAP) n/a n/a n/a n/a 0.87 0.54 0.84 0.03 - - Di luted earnings per share from consolidated operations (GAAP) 3.59$ 4.48$ 4.69$ 6.29$ 12.75$ 5.52$ 5.81$ 4.27$ 3.98$ 4.35$ Di luted earnings per share from continuing operations, excluding tax adjustments and other items (non-GAAP) 3.50$ 4.48$ 5.37$ 5.77$ 4.41$ 4.67$ 4.89$ 4.59$ 5.06$ 6.07$ Di luted earnings per share from discontinued operations, excluding tax adjustments and other items (non-GAAP) n/a n/a n/a n/a 0.29 0.55 0.62 0.03 - - Di luted earnings per share from consolidated operations, excluding tax adjustments and other items (non-GAAP) 3.50$ 4.48$ 5.37$ 5.77$ 4.70$ 5.22$ 5.51$ 4.62$ 5.06$ 6.07$

34 Reconciliation of Non-GAAP Measures On- and Off-Balance Sheet Assets 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Total assets (GAAP) 6,535.5$ 6,919.9$ 6,894.2$ 7,105.4$ 7,422.4$ 7,616.7$ 8,285.1$ 8,937.6$ 9,541.7$ 10,072.0$ Off-balance sheet assets (1): Rail North America 887.9 606.1 488.7 456.5 435.7 430.2 - - - - Discontinued operations 16.5 11.7 6.8 2.6 - - - - - - Total off-balance sheet assets 904.4$ 617.8$ 495.5$ 459.1$ 435.7$ 430.2$ -$ -$ -$ -$ Total assets, as adjusted (non-GAAP) 7,439.9$ 7,537.7$ 7,389.7$ 7,564.5$ 7,858.1$ 8,046.9$ 8,285.1$ 8,937.6$ 9,541.7$ 10,072.0$ (1) Off-balance sheet assets apply to each of the years 2018 and prior. In accordance with the new lease accounting standard, off-balance sheet assets are no longer applicable beginning in 2019.